Exhibit 23.1

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S- 1 (No.333-288665) under the Securities Act of 1933 of our report dated April 29, 2025 which includes an explanatory paragraph as to ability to continue as going concern, with respect to the consolidated balance sheets of Global Interactive Techonologies, Inc. (formerly as “Hanryu Holdings, Inc.”) and its subsidiaries (“the Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

Singapore

November 25, 2025